SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

                  Date of Report - June 14, 1996


                  STERLING FINANCIAL CORPORATION
      (Exact name of registrant as specified in its charter)



   Pennsylvania                    0-16276           23-2449551
- ----------------------------    ----------------    ------------
(State or other jurisdiction    (Commission File    (IRS Employer
   of incorporation)                Number)        Identification
                                                       Number)


     101 North Pointe Boulevard
       Lancaster, Pennsylvania                       17601-4133
- ---------------------------------------              ----------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number including area code: (717) 581-6030
                                                   --------------

                           N/A
_________________________________________________________________
  (Former name or former address, if changed since last report)

Item 1.     Changes in Control of Registrant.

            Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

            Not Applicable.

Item 3.     Bankruptcy or Receivership.

            Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

            Not Applicable.

Item 5.     Other Events.

            On April 30, 1996, at the Annual Meeting of
            Shareholders, the shareholders of the Registrant approved and adopted an amendment to Article 5 of the amended Articles of Incorporation to increase the number of authorized shares of the Registrant's Common Stock, par value $5.00 per share, from 10,000,000 shares to 35,000,000 shares. Articles of Amendment were filed with the Commonwealth of Pennsylvania Department of State, Corporation Bureau on May 13, 1996, at which time the amendment to the Articles of Incorporation became effective.

            The Registrant hereby files its amended Articles of Incorporation which contain the amendment to Article
            5 thereof.  See Item 7 and Exhibit 3(i) below.

Item 6.     Resignations of Registrant's Directors.

            Not Applicable.

Item 7.     Financial Statements and Exhibits.

            Exhibits:

            3(i)  Amended Articles of Incorporation of the
                  Registrant.

Item 8.     Change in Fiscal Year.

            Not Applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  STERLING FINANCIAL CORPORATION
                                  (Registrant)


Dated: June 14, 1996              /s/ John E. Stefan
                                  _______________________________
                                  John E. Stefan, Chairman of the
                                  Board, President and
                                  Chief Executive Officer
                                  (Principal Executive Officer)


                                  /s/ Ronald L. Bowman
                                  --------------------------
                                  Ronald L. Bowman
                                  Vice President and
                                  Secretary



59596